EXHIBIT 3.2 — Bylaws, as amended effective May 22, 2007
BYLAWS
OF
PEOPLES EDUCATIONAL HOLDINGS, INC.
A Delaware Corporation
As amended May 22, 2007

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TABLE OF CONTENTS
(continued)

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BYLAWS
OF
PEOPLES EDUCATIONAL HOLDINGS, INC.
ARTICLE 1.
OFFICES
     1.1) Offices. The principal executive office of the corporation shall be 299 Market Street, Saddle Brook, New Jersey, 07607, and the corporation may have offices at such other places within or without the State of Delaware as the Board of Directors shall from time to time determine or the business of the corporation requires.
ARTICLE 2.
MEETINGS OF STOCKHOLDERS
     2.1) Annual Meetings. Annual meetings of the stockholders of the corporation entitled to vote shall be held on an annual basis as determined by the Board of Directors or by the chief executive officer. At each annual meeting, the stockholders, voting as provided in the Certificate of Incorporation and these Bylaws, shall elect qualified successors for directors whose terms have expired, and shall transact such other business as shall come before the meeting. No meeting shall be considered an annual meeting unless specifically designated as such in the notice of meeting or unless all the stockholders entitled to vote are present in person or by proxy and none of them objects to such designation.
     2.2) Special Meetings. Special meetings of the stockholders entitled to vote may be called at any time by the Chairman of the Board, the chief executive officer, the chief financial officer, two or more directors, or a stockholder or stockholders holding ten percent (10%) or more of the voting power of all shares entitled to vote.
     2.3) Place of Meetings. Meetings of the stockholders shall be held at the principal executive office of the corporation or such other place, within or without the State of Delaware, as is designated by the Board of Directors, except that a annual meeting called by or at the demand of a stockholder shall be held in the county where the principal executive office of the corporation is located.
     2.4) Notice of Meetings. There shall be mailed to each holder of shares entitled to vote, at his address as shown by the books of the corporation, a notice setting out the place, date and hour of any annual or special meeting, which notice shall be mailed not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting; provided, that notice of a meeting at which there is to be considered a proposal (i) to dispose of all, or substantially all, of the property and assets of the corporation, or (ii) to dissolve the corporation, shall be mailed to all stockholders of record, whether or not entitled to vote; and provided further, that notice of a meeting at which there is to be considered a proposal to adopt a plan of merger or exchange shall be mailed to all stockholders of record, whether or not entitled to vote, at least twenty (20) days prior thereto. Notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to the purposes stated in the notice, unless all of the stockholders are present in person or by proxy and none of them objects to consideration of a particular item of business. Attendance at a meeting by any stockholder, without objection by him, shall constitute his waiver of notice of the meeting.
     2.5) Quorum and Adjourned Meeting. The holders of a majority of the voting power of the shares entitled to vote at a meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any annual or special meeting of stockholders. If a quorum is present when a duly called or held meeting is convened, the stockholders present may continue to transact business until adjournment, even though the withdrawal of a number of stockholders originally present leaves less than the proportion or number otherwise required for a quorum. In case a quorum is not present at any meeting, those present shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares entitled to vote shall be represented. At such adjourned meeting at which the required amount of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the original meeting.
     2.6) Voting. At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such stockholder. Each stockholder shall have one (1) vote for each share having voting power standing in his name on the books of the corporation except as may be otherwise provided in the terms of the share. Upon the demand of any stockholder, the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections shall be determined and all questions decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum except in such cases as shall otherwise be required by statute, the Certificate of Incorporation or these Bylaws. Directors shall be elected by a plurality of the votes cast by holders of shares entitled to vote thereon.
     2.7) Record Date. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of and entitled to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed.
     2.8) Order of Business. The suggested order of business at any annual meeting and, to the extent appropriate, at all other meetings of the stockholders shall, unless modified by the presiding chairman, be:
(a)	Call of roll

(b)	Proof of due notice of meeting or waiver of notice

(c)	Determination of existence of quorum

(d)	Reading and disposal of any unapproved minutes

(e)	Reports of officers and committees

(f)	Election of directors

(g)	Unfinished business

(h)	New business

(i)	Adjournment.
ARTICLE 3.
DIRECTORS
     3.1) General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors.
     3.2) Number, Term and Qualifications. The Board of Directors shall consist of one or more members. The number of members of the first Board shall be set forth in the Certificate of Incorporation. Thereafter, at each annual meeting, the stockholders shall determine the number of directors; provided, that between annual meetings the authorized number of directors may be increased or decreased by the stockholders or increased by the Board of Directors. Each director shall serve for a term that expires at the next annual meeting of stockholders, and until his successor is elected and qualified, or until his earlier death, resignation, disqualification, or removal as provided by statute.

     3.3) Vacancies. Vacancies on the Board of Directors shall be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum; provided, that newly created directorships resulting from an increase in the authorized number of directors shall be filled by the affirmative vote of a majority of the directors serving at the time of such increase. Persons so elected shall be directors until their successors are elected by the stockholders at the next annual meeting of the stockholders.
     3.4) Quorum and Voting. A majority of the directors currently holding office shall constitute a quorum for the transaction of business; provided, that in no event shall a quorum consist of less than one-third (1/3) of the total number of directors. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.
     3.5) Board Meetings; Place and Notice. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Delaware that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally, or in writing, or by attendance. Any director may call a Board meeting by giving twenty-four (24) hours notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting, and may be given by mail, telephone, telegram, or in person. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.
     3.6) Compensation. Directors who are not salaried officers of the corporation shall receive such fixed sum per meeting attended or such fixed annual sum or both as shall be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.
     3.7) Committees. The Board of Directors may, by resolution approved by the affirmative vote of a majority of the Board, establish committees having the authority of the Board in the management of the business of the corporation only to the extent provided in the resolution. Each such committee shall consist of one or more natural persons (who need not be directors) appointed by affirmative vote of a majority of the directors present, and shall be subject at all times to the direction and control of the Board. A majority of the members of a committee present at a meeting shall constitute a quorum for the transaction of business.
     3.8) Committee of Disinterested Persons. The Board may establish a committee composed of two or more disinterested directors or other disinterested persons to determine whether it is in the best interests of the corporation to pursue a particular legal right or remedy of the corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the corporation. For purposes of this section, a director or other person is “disinterested” if the director or other person is not the owner of more than one percent of the outstanding shares of, or a present or former officer, employee, or agent of, the corporation or of a related corporation and has not been made or threatened to be made a party to the proceeding in question. The committee, once established, is not subject to the direction or control of, or termination by, the Board. A vacancy on the committee may be filled by a majority vote of the remaining members. The good faith determinations of the committee are binding upon the corporation and its directors, officers and stockholders. The committee terminates when it issues a written report of its determinations to the Board.
     3.9) Order of Business. The suggested order of business at any meeting of the Board of

Directors shall, to the extent appropriate and unless modified by the presiding chairman, be:
(a)	Roll call

(b)	Proof of due notice of meeting or waiver of notice, or unanimous presence and declaration by presiding chairman

(c)	Determination of existence of quorum

(d)	Reading and disposal of any unapproved minutes

(e)	Reports of officers and committees

(f)	Election of officers

(g)	Unfinished business

(h)	New business

(i)	Adjournment.
ARTICLE 4.
OFFICERS
     4.1) Number and Designation. The corporation shall have one or more natural persons exercising the functions of the offices of chief executive officer and chief financial officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation including, but not limited to, a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.
     4.2) Election, Term of Office and Qualification. At the first meeting of the Board following each election of directors, the Board shall elect officers, who shall hold office until the next election of officers or until their successors are elected or appointed and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Directors present (without prejudice, however, to any contract rights of such officer).
     4.3) Resignation. Any officer may resign at any time by giving written notice to the corporation. The resignation is effective when notice is given to the corporation, unless a later date is specified in the notice, and acceptance of the resignation shall not be necessary to make it effective.
     4.4) Vacancies in Office. If there be a vacancy in any office of the corporation, by reason of death, resignation, removal or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.
     4.5) Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer (a) shall have general active management of the business of the corporation; (b) shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the stockholders and Board of Directors; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly designated by the Certificate, these Bylaws or the Board to some other officer or agent of the corporation; (e) may maintain records of and certify proceedings of the Board and stockholders; and (f) shall perform such other duties as may from time to time be assigned to him by the Board.
     4.6) Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief financial officer (a) shall keep accurate financial records for the corporation; (b)

shall deposit all monies, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board; (e) shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all of his transactions as chief financial officer and of the financial condition of the corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.
     4.7) Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board and shall exercise general supervision and direction over the more significant matters of policy affecting the affairs of the corporation, including particularly its financial and fiscal affairs.
     4.8) President. Unless otherwise determined by the Board, the President shall be the chief executive officer. If an officer other than the President is designated chief executive officer, the President shall perform such duties as may from time to time be assigned to him by the Board.
     4.9) Vice President. Each Vice President shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors. In the event of absence or disability of the President, the Board of Directors may designate a Vice President or Vice Presidents to succeed to the power and duties of the President.
     4.10) Secretary. The Secretary shall, unless otherwise determined by the Board, be secretary of and attend all meetings of the stockholders and Board of Directors, and may record the proceedings of such meetings in the minute book of the corporation and, whenever necessary, certify such proceedings. The Secretary shall give proper notice of meetings of stockholders and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.
     4.11) Treasurer. Unless otherwise determined by the Board, the Treasurer shall be the chief financial officer of the corporation. If an officer other than the Treasurer is designated chief financial officer, the Treasurer shall perform such duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.
     4.12) Delegation. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may delegate in writing some or all of the duties and powers of his office to other persons.
ARTICLE 5.
INDEMNIFICATION
     5.1) Expenses for Actions Other Than by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful. Subject to Section 5.3 hereof, the corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the Board of Directors of the corporation.
     5.2) Expenses for Actions by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.
     5.3) Successful Defense. To the extent that any person referred to in the preceding two sections of this Article 5 has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in such sections, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
     5.4) Determination to Indemnify. Any indemnification under the first two sections of this Article 5 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth therein. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.
     5.5) Expense Advances. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article 5.
     5.6) Provisions Nonexclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article 5 shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled, under the certificate of incorporation or under any other bylaw, agreement, insurance policy, vote of stockholders or disinterested directors, statute, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
     5.7) Insurance. By action of the Board of Directors, notwithstanding any interest of the Directors in the action, the corporation shall have power to purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not he or she is indemnified against such liability or expense under the provisions of this Article 5 and whether or not the corporation would have the power or would be required to indemnify him or her against such liability under the provisions of this Article 5 or of the General Corporation Law of the State of Delaware or by any other applicable law.
     5.8) Surviving Corporation. The Board of Directors may provide by resolution that references to “the corporation” in this Article 5 shall include, in addition to this corporation, all constituent corporations absorbed in a merger with this corporation so that any person who was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, employee or agent of another corporation, partnership, joint venture, trust, association, or other entity shall stand in the same position under the provisions of this Article 5 with respect to this corporation as he or she would if he or she had served this corporation in the same capacity or is or was so serving such other entity at the request of this corporation, as the case may be.
     5.9) Inurement. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 5 shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.
     5.10) Employees and Agents. To the same extent as it may do for a Director or officer, the corporation may indemnify and advance expenses to a person who is not and was not a Director or officer of the corporation but who is or was an employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise.
ARTICLE 6.
SHARES AND THEIR TRANSFER
     6.1) Uncertificated Shares of Stock; Stock Certificates. To the extent permitted by applicable law, the Board of Directors may provide by resolution that some or all of any or all classes and series of shares of capital stock in the corporation shall be issued in uncertificated form pursuant to customary arrangements for issuing shares in uncertificated form. Any such resolution shall not apply to shares then represented by a certificate until such certificate is surrendered to the corporation, nor shall such a resolution apply to a certificated share issued in exchange for an uncertificated share. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to applicable law. Notwithstanding the foregoing, upon the written request of a holder of shares of the corporation delivered to the Secretary of the Corporation, such holder shall be entitled to receive one or more certificates representing the shares of stock of the Corporation held by such holder. Any such certificate shall, unless otherwise determined by the Board, be signed by the chairman or vice-chairman of the board of directors or the chief executive officer, president or a vice-president, and by the treasurer or secretary or assistant treasurer or assistant secretary. Any signature upon a certificate may be a facsimile. Certificates on which a facsimile signature of a former officer, transfer agent or registrar appears may be issued with the same effect as if such person were such officer, transfer agent or registrar on the date of issue. Any certificate representing the stock of the corporation shall be in such form as shall be approved by the Board of Directors and shall conform to the requirements of the laws of the State of Delaware.
     6.2) Transfer of Stock. Transfers of uncertificated shares of stock shall be made on the books of the corporation only by the holder thereof (or his legal representative or duly authorized attorney-in-fact) upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with customary procedures for transferring shares in uncertificated form. Transfers of certificated shares of stock shall be made on the books of the corporation only by the stockholder named in the certificate (or his legal representative or duly authorized attorney-in-fact) and upon surrender for cancellation of the certificate or certificates for such shares, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the corporation or its transfer agent may reasonably require. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates or evidence of uncertificated shares shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled (except as provided in Section 6.3 of this Article 6). No transfer of stock shall be valid until such transfer shall have been made upon the books of the corporation.
     6.3) Lost Certificate. Any stockholder claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the Board so requires, give the corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board, as determined by the Board, to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate, whereupon the corporation may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any certificates previously issued by the corporation alleged to have been lost, stolen or destroyed.
     6.4) Stock List. As used in these Bylaws, the term “stockholder” shall mean the person, firm or corporation in whose name outstanding shares of capital stock of the corporation are currently registered on the stock record books of the corporation. The corporation shall keep, at its principal executive office or at another place or places within the United States determined by the Board, a share register not more than one year old containing the names and addresses of the stockholders and the number and classes of shares held by each stockholder. The corporation shall also keep at its principal executive office or at another place or places within the United States determined by the Board, a record of the dates on which certificates representing shares were issued, or on which uncertificated shares were issued.
     6.5) Record Holders. Except as may otherwise be required by law, by the corporation’s certificate of incorporation or by these Bylaws, the corporation shall be entitled to treat the person in whose name shares of stock stand on the books of the corporation as the owner thereof for all purposes; provided, that when any transfer of shares shall be made as collateral security and not absolutely, such fact, if known to the corporation or to the transfer agent, shall be so expressed in the entry of transfer; and provided, further, that the Board of Directors may establish a procedure whereby a stockholder may certify that all or a portion of the shares registered in the name of the stockholder are held for the account of one or more beneficial owners.
ARTICLE 7.
MEETINGS
     7.1) Waiver of Notice. Whenever any notice whatsoever is required to be given by these Bylaws, the Certificate of Incorporation or any of the laws of the State of Delaware, a waiver thereof given by the person or persons entitled to such notice, whether before, at or after the time stated therein and either in writing, orally or by attendance, shall be deemed equivalent to the actual required notice.
     7.2) Telephone Meetings and Participation. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A director may participate in a Board meeting not heretofore described in this paragraph, by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting. The provisions of this section shall apply to committees and members of committees to the same extent as they apply to the Board of Directors.
     7.3) Authorization Without Meeting. Any action of the Board of Directors, or any committee of the corporation, which may be taken at a meeting thereof, may be taken without a meeting if authorized by a writing signed by all of the Directors, or by all of the members of such committee, as the case may be.
ARTICLE 8.
AMENDMENT OF BYLAWS
     8.1) Amendments. Unless the Certificate of Incorporation provides otherwise, these Bylaws may be altered, amended, added to or repealed by the affirmative vote of a majority of the members of the Board of Directors. Such authority in the Board of Directors is subject to the power of the stockholders to change or repeal such Bylaws.
ARTICLE 9.
GENERAL PROVISIONS
     9.1) Distributions: Acquisitions of Shares. Subject to the provisions of law, the Board of Directors may authorize the acquisition of the corporation’s shares and may authorize the acquisition of the corporation’s shares and may authorize distributions whenever and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable.
     9.2) Fiscal Year. The fiscal year of the corporation shall be established by the Board of Directors.
     9.3) Seal. The corporation shall have such corporate seal or no corporate seal as the Board of Directors shall from time to time determine.
     9.4) Securities of Other Corporations.
          (a) Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation (i) to attend and to vote at any meeting of security holders of other companies in which the corporation may hold securities; (ii) to execute any proxy for such meeting on behalf of the corporation; (iii) to execute a written action in lieu of a meeting of such other company on behalf of this corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the chief executive officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.
          (b) Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other company owned by the corporation and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may from time to time confer like powers upon any other person or persons.
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